                                                                    EXHIBIT 23.3



                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

         I hereby consent to the use of my name and any references to me as a person expected to be appointed as a director of Westlake Chemical Corporation, a Delaware corporation (the "Company"), in the Registration Statement of the Company on Form S-1, and any and all amendments or supplements thereto, to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.


        Dated: July 7, 2004

                                                /s/ MAX L. LUKENS
                                                --------------------------------
                                                Max L. Lukens